Exhibit 10.108

                         MATERIAL TRANSFER AGREEMENT

      This Agreement establishes the terms under which the parties hereto agree that The Procter & Gamble Company (hereinafter, together with its affiliated companies, referred to as "Provider") shall provide IGI (hereinafter referred to as "Institution"), with a P&G perfume that IGI will incorporate into their delivery technology (hereinafter, together with any progeny, clones, transcription products, or translation products thereof, referred to as "Material").

1.    Use of the Material

      1.1 The primary recipient within the Institution of the Material will be Nadya Lawrence (hereinafter referred to as "Recipient").

      1.2 The Institution shall not deliver the Material to any individual other than the Recipient, whether inside or outside of the Institution, without first obtaining the express written consent of the Provider. The Recipient shall not transfer the Material to any third party, whether inside or outside of the Institution, without first obtaining the express written consent of the Provider.

      1.3 The Institution and Recipient shall limit the use of the Material to experimental purposes only, and will restrict their use of the Material to that which is described in Attachment I, attached hereto. Said Attachment I is hereby incorporated by reference to this Agreement to the extent it is consistent with the terms herein. The Institution and Recipient agree not to analyze or otherwise attempt to identify the Material.

      1.4 The Institution and Recipient shall use the Material in compliance with applicable federal, state, or local laws, regulations or ordinances.

      1.5 Notwithstanding the terms of 3.4 below, the Institution and Recipient shall not utilize the experimental results obtained through the use of the Material to file a patent application with claims directed to the manufacture or use of the Material, or to compositions containing the Material, without the prior written consent of the Provider.

2.    Provider's Confidential Information and Proprietary Materials

      2.1 In preparation of and during the coarse of providing the Material, it may be necessary for the Provider to disclose to the Institution and the Recipient, orally or in writing, technical and business information regarding the Material (hereinafter, referred to as "Information"); all Information is considered to be highly confidential by the Provider. The Institution and the Recipient agree to take all reasonable precautions to prevent disclosure of Information to others, and to not use Information except as needed to use the Material in accordance with Paragraph 1.3 hereof, without the express written consent of the Provider. These restrictions upon disclosure and use of Information shall extend beyond the term of this Agreement for a period of five (5) years, but shall cease to apply to any specific portion of Information which:

            2.1.1 is already in the Institution's or the Recipient's
                  possession at the time of disclosure thereof;
            2.1.2 is or later becomes available to the public other than by the Institution's or the Recipient's default;
            2.1.3 is  received by the Institution or the Recipient from a third party having no obligation of confidentiality to the Provider;
            2.1.4 is independently developed by the Institution by
                  personnel not aware of the Information; or
            2.1.5 is required to be disclosed by law or government
                  regulation.

3.    Publication of Material Research Data by the Institution and/or
Recipient

      3.1 The Institution and the Recipient shall submit to the Provider, for review, the text of any proposed oral or written disclosure relating to the results of any research in which the Material is used, including any abstract of the results, at least six (6) weeks in advance of any such disclosure of the results, including the submission of such proposed disclosure to a journal, editor, selection or review committee or person for a meeting, or other third


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party. The Institution and the Recipient shall consider any suggestions from the Provider concerning said disclosure, but are not bound to incorporate such suggestions in any oral or written publications except as provided by Item 3.3.

      3.2 The subject matter of any such publication shall not contain Information without the written consent of the Provider.

      3.3 The Institution or the Recipient shall not use the name of the Provider or its affiliates, in publications or otherwise, without appropriate written permission from the Provider, unless required by law or government regulation.

      3.4 If a potentially patentable invention results from the Institution's or Recipient's use of the material and either the Provider or the Institution wish to file a patent application covering such invention, the parties shall negotiate in good faith to determine and agree upon a reasonable delay of any oral or written disclosure of the results of such use, in order to allow the Provider and/or the Institution to complete development necessary for filing and file such patent application.

4.   Express Disclaimer of Agency

      4.3 It is specifically understood that under the terms of this Agreement neither the Institution nor the Recipient is the agent or legal representative of the Provider for any purpose whatsoever. The Institution and the Recipient are not granted any authority to assume or to create any obligation in behalf of or in the name of the Provider.

5.    EXPRESS DISCLAIMER OF WARRANTY

      5.3 THIS MATERIAL IS SUPPLIED TO THE INSTITUTION AND THE RECIPIENT WITH NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF
MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

      5.4 PROVIDER MAKES NO REPRESENTATIONS THAT THE USE OF MATERIAL WILL NOT INFRINGE ANY PATENT, OR PROPRIETARY RIGHTS OF THIRD PARTIES.

6.    Indemnity

      6.3 The Institution and the Recipient shall indemnify and hold Provider, its directors, officers, employees, contractors, subcontractors, and agents, harmless against any and all claims for loss, damage, or injuries arising out of (1) use of the Material by the Recipient or Institution or (2) the design, manufacture, distribution or use of any derivative, product or process developed in connection with or arising out of the Material by the Recipient or Institution to the full extent permitted by the laws of the Recipient's home state. Such, indemnity shall include all costs and expenses, including attorney fees and any costs of settlement.

      6.4 The Institution and the Recipient shall indemnify and hold Provider, its directors, officers, and employees, contractors, subcontractors, and agents, harmless from any claim, demand, liability or obligation arising out of, or in connection with, any infringement of property rights, by reason of manufacture, use, sale, distribution or disposition of the Material by the Institution or Recipient, or the design, manufacture, distribution or use of any derivative, product or process developed in connection with or arising out of the Material by the Recipient or Institution to the full extent permitted by the laws of the Recipient's home state. Such indemnity shall include all costs and expenses, including attorney fees and any costs of Settlement.

7.    Agreement Term and Termination

      7.3 This Agreement shall become effective on the last date of execution of this Agreement by the parties hereto, and shall continue in effect until the Institution and the Recipient are no longer in possession of the Material, or is terminated by written agreement by the parties hereto.


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      7.4   The Provider may terminate this Agreement at its discretion.
The Provider will provide the Institution and the Recipient with a two (2) week written notice of such termination. Upon such termination, the Institution and the Recipient shall destroy or return any remaining Material to the Provider.

      7.5 The rights and obligations of the parties set forth in Sections 2, 3, 4 and 7, as well as any applicable government regulations, will remain in effect beyond the date of termination of this Agreement.

8.    Notices

      8.3 All further communications to the Provider regarding this Agreement should be directed to:

            Michael Leblanc
            The Procter & Gamble Company
            Sharon Woods Technical Center
            11511 Reed Hartman Hwy
            Cincinnati, OH 45241

      8.4 All further communications to the Institution regarding this Agreement should be directed to:

            Nadya Lawrence
            IGI
            105 Lincoln Avenue
            Buena, New Jersey 08310-0687

      The Institution and Recipient represent that they are under no obligation inconsistent with the terms and conditions set forth in this Agreement.

      In witness whereof, the Provider and the Institution by their duly-authorized officers execute this Agreement. The Recipient also signifies acceptance of this Agreement by signing in the space provided.

IGI                                    THE PROCTER & GAMBLE COMPANY

By:     /s/ Nadya Lawrence             By:     /s/ Steve Hicks
        ---------------------------            ----------------------------
Title:  VP Operations                  Title:  Director - Research &
                                               Development
                                               Global Beauty Care,
                                               Fragrance & Flavors
        ---------------------------            ----------------------------
Date:   12/1/03                        Date:   November 24, 2003
        ---------------------------            ----------------------------


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